EFFECTIVE AUGUST 23RD, 2004

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 5, 2005

Golf Trust of America, Inc.

(Exact Name of Registrant As Specified in its Charter)

Maryland	001-14494	33-0724736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 North Adger’s Wharf, Charleston, SC  29401

(Address of principal executive offices) (Zip Code)

(843) 723-4653

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 5, 2005, the Board of Directors of Golf Trust of America, Inc. (the ”Company”) voted to amend Article III, Section 2 of the Company’s Fourth Amended and Restated Bylaws adopted August 20, 2001 as amended by the First Amendment thereto dated March 15, 2002, the Second Amendment thereto dated March 19, 2003 and the Third Amendment thereto dated February 9, 2004 (as amended, the “Bylaws”) to change the date for the Company’s 2005 annual meeting of stockholders from May 26, 2005 to November 21, 2005.  The amendment, which was effective immediately, did not affect the dates for the annual meetings to be held in years subsequent to 2005.  The text of the amendment is attached to this Form 8-K as Exhibit 3.2.

Item 8.01.  Other Events.

In connection with the change in the date of the Company’s 2005 annual meeting of stockholders to November 21, 2005 and pursuant to the Bylaws and Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, any stockholder of the Company wishing to submit proposals to be considered for inclusion in the proxy statement that the Company will mail to the Company’s stockholders in connection with the Company’s 2005 annual meeting of stockholders must be received in accordance with the Bylaws by June 23, 2005, which is 120 days prior to the anniversary of the mailing of our proxy statement for last year’s annual meeting, which was also held in November.  Stockholders wishing to present a proposal at the 2005 annual meeting of stockholders, but not wishing to submit such proposal for inclusion in the proxy statement, must provide us written notice pursuant to the Bylaws between July 22, 2005 and August 21, 2005, inclusive (which are 120 days and 90 days, respectively, prior to the anniversary of last year’s annual meeting).

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

3.3.4	Bylaws Amendment of Golf Trust of America, Inc., as adopted by the Board of Directors on January 5, 2005 and as currently in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLF TRUST OF AMERICA, INC.
(Registrant)

January 10, 2005	By:	/s/ W. Bradley Blair, II
W. Bradley Blair, II
President and Chief Executive Officer

EXHIBIT INDEX

Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibit.

Exhibit No.	Description

3.3.4	Bylaws Amendment of Golf Trust of America, Inc., as adopted by the Board of Directors on January 5, 2005 and as currently in effect.